SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

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12

Gladstone Investment Corporation\DE
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
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Bulldog Investors, LLC,
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
(201) 556-0092 //
Fax: (201) 556-0097 //
info@bulldoginvestors.com

			July 22, 2013

Dear Fellow Shareholder of Gladstone Investment Corporation (GAIN):

Bulldog Investors owns about 3.6% of GAIN's outstanding shares. In September 2012, we initially purchased a block of shares at $7.50 per share in a 4.4 million share secondary offering. The last reported NAV was $8.93 so it was a pretty good deal for us. However, it was not a good deal for existing shareholders because the NAV declined by 31 cents per share or 3.45%. At the same time, the offering increased management's base fee by about 10% per annum.

After that initial purchase, we continued to buy shares in the market. Now that we are a significant shareholder, we look at things differently. With the last reported NAV at $9.10 and the stock trading at less than $7.50, we think management should be focused on narrowing the discount. Specifically, GAIN should be repurchasing shares, not contemplating issuing more shares at a discount to NAV. We are reminded of the classic 1965 folk rock anthem, Turn, Turn, Turn, sung by the Byrds:

To everything - turn, turn, turn
There is a season - turn, turn, turn
And a time for every purpose under heaven

A time to be born, a time to die
A time to plant, a time to reap

With GAIN's shares trading at a discount of about 18%, this is a time to reap, not a time to "plant" new shares. Simply put, buying in shares at current levels is a no brainer. The persistent discount is a result of a mismatch between supply and demand. The only reason we can think of for management not to support a share buyback program is that its fees will decline as a result. Make no mistake. We think management has done a pretty good job at managing GAIN's assets. But, conducting dilutive secondary offerings undermines that effort.

Our fund has a wonderful stock symbol -- GAIN. We urge management to be faithful to that symbol by buying in shares at current levels. Unless it commits to implement a meaningful share repurchase program, we intend to vote AGAINST the proposal to issue more shares below NAV. We recommend that all shareholders vote the same way.

						     Very truly yours,
						     /s/Phillip Goldstein
						     Phillip Goldstein
						     Principal